Exhibit 99.1

TO:     Executive Officers and Directors of Dynex Capital, Inc.
FROM:    Stephen J. Benedetti, EVP, CFO, COO and Secretary
DATE:     October 5, 2016

RE:	Important notice regarding 401(k) Plan blackout period and restrictions on ability to trade shares of the Company’s securities -- REVISED NOTICE
This notice amends the Regulation BTR notice you received on September 7, 2016 regarding the current “blackout period” under the Dynex Capital, Inc. 401(k) plan. Due to a clerical error, the initial Regulation BTR notice indicated that the blackout period would end on October 3, 2016; however, the blackout period is expected to end sometime during the week of October 9, 2016.
As explained in the initial Regulation BTR notice, there are significant restrictions on your ability to trade any equity securities of Dynex Capital, Inc. (the “Company”) during the current “blackout period” that applies to the Company’s 401(k) Plan. This special “blackout period” is imposed on executive officers and directors of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction).
The 401(k) Plan blackout period is being imposed because of the conversion to a new recordkeeper for the 401(k) Plan. The blackout period began at 4:00 p.m. (Eastern Time) on September 23, 2016 and is expected to end sometime during the week of October 9, 2016 (the “Blackout Period”). During the Blackout Period, participants in the 401(k) Plan will not be able to access their accounts to direct or diversify their investments or obtain a withdrawal or distribution from the 401(k) Plan.
Notwithstanding the fact that the Company’s quarterly blackout period began on September 15, 2016, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 101 of Securities and Exchange Commission Regulation BTR, the Company’s executive officers and directors are also prohibited during the Blackout Period from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with his or her employment as an executive officer or service as a director.
Please note the following:

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“Equity securities” is defined broadly to include the Company’s common stock, $.01 par value, the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, the Company’s 7.625% Series B Cumulative Redeemable Preferred Stock, $0.01 par value and any stock options or other derivative securities thereof.

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Prohibited transactions are not limited to those involving your direct ownership, but include any transaction in equity securities in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

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Among other things, these rules prohibit selling shares of Company stock acquired pursuant to an exercise of options granted to you in connection with your employment as an executive officer or service as a director, selling shares of Company stock originally received as a restricted or unrestricted stock grant, or selling shares to cover withholding taxes upon the vesting of restricted stock awards.

•	Exemptions from these rules generally apply for purchases or sales under pre-existing Rule 10b5-1 plans, dividend reinvestment plans, sales required by law and certain other “automatic” transactions.

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Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your employment as an executive officer or service as a director, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

Inquiries with respect to this Blackout Period, including determining whether and on what exact date this Blackout Period has ended, should be directed to:

Stephen J. Benedetti, EVP, CFO, COO and Secretary
Dynex Capital
4991 Lake Brook Drive, Suite 100
Glen Allen, VA 23060
(804) 217-5800
stephen.benedetti@dynexcapital.com
These rules apply in addition to the trading restrictions under the Company’s Insider Trading Policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Because of the complexity of these rules and the severity of the penalties and other remedies, please contact me before engaging in any transaction involving the Company’s equity securities during the Blackout Period.